Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2005 and

For the Nine Months Ended September 30, 2005 and 2004

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	September 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$13,616	(640)	12,976
Interest-bearing bank balances	1,360	1,132	2,492
Federal funds sold and securities purchased under resale agreements	8,772	18,311	27,083

Total cash and cash equivalents	23,748	18,803	42,551
Trading account assets	35,775	13,871	49,646
Securities	112,141	5,054	117,195
Loans, net of unearned income	236,738	2,995	239,733
Allowance for loan losses	(2,654)	(65)	(2,719)

Loans, net	234,084	2,930	237,014
Loans held for sale	17,875	163	18,038
Premises and equipment	4,263	1,089	5,352
Due from customers on acceptances	882	—	882
Goodwill	19,697	2,160	21,857
Intangible assets	1,943	(658)	1,285
Other assets	27,586	10,975	38,561

Total assets	$477,994	54,387	532,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	69,964	(1,562)	68,402
Interest-bearing deposits	257,303	(5,266)	252,037

Total deposits	327,267	(6,828)	320,439
Short-term borrowings	48,067	30,117	78,184
Bank acceptances outstanding	932	—	932
Trading account liabilities	13,633	6,182	19,815
Other liabilities	11,371	5,133	16,504
Long-term debt	27,939	17,907	45,846

Total liabilities	429,209	52,511	481,720

Minority interest in net assets of consolidated subsidiaries	1,733	2,171	3,904

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,723	5,178
Paid-in capital	34,604	(3,783)	30,821
Retained earnings	12,241	(1,155)	11,086
Accumulated other comprehensive income, net	(248)	(80)	(328)

Total stockholders’ equity	47,052	(295)	46,757

Total liabilities and stockholders’ equity	$477,994	54,387	532,381

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,621	(497)	10,124
Interest and dividends on securities	4,170	127	4,297
Trading account interest	666	469	1,135
Other interest income	392	1,267	1,659

Total interest income	15,849	1,366	17,215

INTEREST EXPENSE
Interest on deposits	3,828	(149)	3,679
Interest on borrowings	2,092	1,270	3,362

Total interest expense	5,920	1,121	7,041

Net interest income	9,929	245	10,174
Provision for credit losses	139	29	168

Net interest income after provision for credit losses	9,790	216	10,006

FEE AND OTHER INCOME
Service charges and fees	1,742	945	2,687
Commissions	500	1,317	1,817
Fiduciary and asset management fees	605	1,569	2,174
Principal investing	2	264	266
Other income	2,433	(163)	2,270

Total fee and other income	5,282	3,932	9,214

NONINTEREST EXPENSE
Salaries and employee benefits	4,044	3,157	7,201
Occupancy and equipment	1,280	311	1,591
Other intangible amortization	299	24	323
Sundry expense	2,810	(261)	2,549

Total noninterest expense	8,433	3,231	11,664

Minority interest in income of consolidated subsidiaries	—	239	239

Income before income taxes	6,639	678	7,317
Income taxes	2,087	294	2,381

Net income	$4,552	384	4,936

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$7,433	(389)	7,044
Interest and dividends on securities	3,324	83	3,407
Trading account interest	407	352	759
Other interest income	316	793	1,109

Total interest income	11,480	839	12,319

INTEREST EXPENSE
Interest on deposits	2,043	(50)	1,993
Interest on borrowings	1,156	506	1,662

Total interest expense	3,199	456	3,655

Net interest income	8,281	383	8,664
Provision for credit losses	153	(5)	148

Net interest income after provision for credit losses	8,128	388	8,516

FEE AND OTHER INCOME
Service charges and fees	1,532	810	2,342
Commissions	480	1,501	1,981
Fiduciary and asset management fees	559	1,513	2,072
Principal investing	(57)	311	254
Other income	1,862	(536)	1,326

Total fee and other income	4,376	3,599	7,975

NONINTEREST EXPENSE
Salaries and employee benefits	3,505	2,959	6,464
Occupancy and equipment	1,131	336	1,467
Other intangible amortization	302	16	318
Sundry expense	2,712	(129)	2,583

Total noninterest expense	7,650	3,182	10,832

Minority interest in income of consolidated subsidiaries	—	130	130

Income before income taxes	4,854	675	5,529
Income taxes	1,419	344	1,763

Net income	$3,435	331	3,766

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(170)	(170)
Common stock issued for
Stock options and restricted stock	—	54	54

Balance, September 30, 2005	455	4,723	5,178

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(698)	(698)
Common stock issued for
Stock options and restricted stock	—	548	548
Acquisitions	12,900	(12,900)	—
Excess capital returned to Parent Company	(2,510)	2,510	—
Deferred compensation, net	—	(149)	(149)

Balance, September 30, 2005	34,604	(3,783)	30,821

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Purchases of common stock	—	(1,783)	(1,783)
Net income	4,552	384	4,936
Acquisitions	967	(967)	—
Cash dividends	(750)	(1,495)	(2,245)

Balance, September 30, 2005	12,241	(1,155)	11,086

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Acquisitions	8	(8)	—
Net unrealized gain (loss) on debt and equity securities and net unrealized gain (loss) on derivative financial instruments	(1,034)	(19)	(1,053)

Balance, September 30, 2005	(248)	(80)	(328)

Total stockholders’ equity, September 30, 2005	$47,052	(295)	46,757

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2003	$455	3,919	4,374
Purchases of common stock	—	(73)	(73)
Common stock issued for
Stock options and restricted stock	—	58	58

Balance, September 30, 2004	455	3,904	4,359

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(300)	(300)
Common stock issued for
Stock options and restricted stock	—	602	602
Deferred compensation, net	—	(18)	(18)

Balance, September 30, 2004	24,216	(6,121)	18,095

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Net income	3,435	331	3,766
Purchases of common stock	—	(650)	(650)
Cash dividends	(1,150)	(421)	(1,571)

Balance, September 30, 2004	6,700	3,749	10,449

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Net unrealized gain (loss) on debt and equity securities and net unrealized gain (loss) on derivative financial instruments	(344)	(1)	(345)

Balance, September 30, 2004	959	35	994

Total stockholders’ equity, September 30, 2004	$32,330	1,567	33,897

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,552	384	4,936
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	185	2	187
Provision for credit losses	139	29	168
Securitization transactions	(96)	(52)	(148)
Gain on sale of mortgage servicing rights	(20)	—	(20)
Securities transactions	(111)	(52)	(163)
Depreciation and other amortization	758	329	1,087
Trading account assets, net	(7,445)	3,731	(3,714)
Mortgage loans held for resale	101	—	101
Loss on sales of premises and equipment	29	61	90
Contribution to qualified pension plan	(284)	(46)	(330)
Loans held for sale, net	(5,711)	(103)	(5,814)
Other assets, net	624	(1,271)	(647)
Trading account liabilities, net	(32)	(1,862)	(1,894)
Other liabilities, net	603	1,366	1,969

Net cash provided (used) by operating activities	(6,708)	2,516	(4,192)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	40,048	1,125	41,173
Maturities of securities	25,193	3,367	28,560
Purchases of securities	(71,436)	(6,422)	(77,858)
Origination of loans, net	(13,216)	(2,236)	(15,452)
Sales of premises and equipment	32	18	50
Purchases of premises and equipment	(550)	(315)	(865)
Goodwill and other intangible assets	(285)	(46)	(331)
Purchase of bank-owned separate account life insurance	(1,705)	—	(1,705)
Cash equivalents acquired, net of purchases of insurance organizations	3,450	(3,432)	18

Net cash used by investing activities	(18,469)	(7,941)	(26,410)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	21,815	3,571	25,386
Securities sold under repurchase agreements and other short-term borrowings, net	6,422	8,356	14,778
Issuances of long-term debt	2,924	3,675	6,599
Payments of long-term debt	(3,913)	(3,599)	(7,512)
Issuances of common stock, net	—	207	207
Purchases of common stock	—	(2,651)	(2,651)
Excess capital returned to Parent company	(2,510)	2,510	—
Cash dividends paid	(750)	(1,495)	(2,245)

Net cash provided by financing activities	23,988	10,574	34,562

Increase (decrease) in cash and cash equivalents	(1,189)	5,149	3,960
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of period	$23,748	18,803	42,551

NONCASH ITEMS
Transfer to securities from loans, net	$51	—	51
Transfer to securities from loans held for sale	87	—	87
Transfer to other assets from loans, net	$(576)	—	(576)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,435	331	3,766
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	147	4	151
Provision for credit losses	153	(5)	148
Securitization transactions	(55)	8	(47)
Gain on sale of mortgage servicing rights	(30)	—	(30)
Securities transactions	31	2	33
Depreciation and other amortization	733	318	1,051
Trading account assets, net	(2,693)	(7,722)	(10,415)
Mortgage loans held for resale	(126)	—	(126)
Loss on sales of premises and equipment	95	6	101
Contribution to qualified pension plan	(253)	—	(253)
Loans held for sale, net	(4,733)	(588)	(5,321)
Other assets, net	384	296	680
Trading account liabilities, net	32	3,488	3,520
Other liabilities, net	(3,210)	1,026	(2,184)

Net cash used by operating activities	(6,090)	(2,836)	(8,926)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	34,337	382	34,719
Maturities of securities	21,977	338	22,315
Purchases of securities	(58,372)	(501)	(58,873)
Origination of loans, net	(9,492)	503	(8,989)
Sales of premises and equipment	407	69	476
Purchases of premises and equipment	(365)	(250)	(615)
Goodwill and other intangible assets	(253)	(100)	(353)
Purchase of bank-owned separate account life insurance	(195)	—	(195)

Net cash provided (used) by investing activities	(11,956)	441	(11,515)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	37,496	(5,740)	31,756
Securities sold under repurchase agreements and other short-term borrowings, net	(7,803)	4,102	(3,701)
Issuances of long-term debt	301	7,640	7,941
Payments of long-term debt	(1,756)	(1,471)	(3,227)
Issuances of common stock, net	—	402	402
Purchases of common stock	—	(1,023)	(1,023)
Cash dividends paid	(1,150)	(421)	(1,571)

Net cash provided by financing activities	27,088	3,489	30,577

Increase in cash and cash equivalents	9,042	1,094	10,136
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$26,970	21,678	48,648

NONCASH ITEMS
Transfer to securities from loans, net	$245	—	245
Transfer to other assets from loans, net	$(317)	—	(317)